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EXHIBIT 99.10a


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Raytheon Company

          We consent to the incorporation by reference in the Registration Statement of Raytheon Company on Form S-8 (File No. 333-56117) of our report dated May 29, 1998 on our audit of the financial statements of the Raytheon Savings and Investment Plan (10014) as of December 31, 1997 and for the period from December 17, 1997 to December 31, 1997, which report is included in this annual report on Form 10-K/A.



Coopers & Lybrand LLP

Boston, Massachusetts
June 29, 1998